Exhibit 24
POWER OF ATTORNEY

The undersigned Directors and/or Officers of Forest City Realty Trust, Inc., a Maryland corporation (the "Corporation"), hereby constitutes and appoints David J. LaRue, with full power of substitution and resubstitution, as attorney of the undersigned, for him or her and in his or her name, place and stead, to sign and file under the Securities Exchange Act of 1934 an Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and any and all amendments thereto, to be filed with the Securities and Exchange Commission pertaining to such filing, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, hereby ratifying and approving the act of said attorney and any such substitute.

EXECUTED as of February 22, 2018

Signature	Title

/s/ James A. Ratner	Chairman of the Board and Director
James A. Ratner

/s/ Deborah Ratner Salzberg	Executive Vice President and Director
Deborah Ratner Salzberg

/s/ Brian J. Ratner	Executive Vice President and Director
Brian J. Ratner

/s/ Ronald A. Ratner	Executive Vice President and Director
Ronald A. Ratner

/s/ Arthur F. Anton	Director
Arthur F. Anton

/s/ Kenneth J. Bacon	Director
Kenneth J. Bacon

/s/ Z. Jamie Behar	Director
Z. Jamie Behar

/s/ Scott S. Cowen	Director
Scott S. Cowen

/s/ Christine Detrick	Director
Christine Detrick

/s/ Michael P. Esposito Jr.	Director
Michael P. Esposito, Jr.

/s/ Deborah L. Harmon	Director
Deborah L. Harmon

/s/ Craig Macnab	Director
Craig Macnab